                                                                   EXHIBIT 10.37

                                                       *  Confidential Treatment
                                                          Requested

                            STOCK PURCHASE AGREEMENT

                                  by and among
                      JOHN A. BONUTTO and HAROLD C. HOFER,
                            as "Benefitted Parties",

                     JOHN A. BONUTTO and TERESA L. BONUTTO,

           as Trustees of the J&T Bonutto Revocable Trust u/d/t dated

           October 12, 1990, and HAROLD C. HOFER and LISA ANNE HOFER,

    as Trustees of the H&L Hofer Revocable Trust u/d/t dated March 1, 1990,

                                 as "Sellers,"

                           KOLL PARTNERSHIPS I, INC.,

                                  as "Buyer,"

                          INTERSTAR MANAGEMENT, INC.,

                                as "Interstar,"

                                      and

                           BONUTTO-HOFER INVESTMENTS,

                          as the "Company" being sold

                            Dated:  January 28, 1994

                               TABLE OF CONTENTS
                               -----------------


                                                                                Page
                                                                                ----

                                     RECITALS......   1
ARTICLE I         PURCHASE AND SALE OF STOCK....................................  2
            1.1   Transfer of Stock.............................................  2
            1.2   Consideration for Stock.......................................  2
ARTICLE II        CLOSING.......................................................  3
            2.1   Closing.......................................................  3
            2.2   Documents to be Delivered.....................................  3
ARTICLE III       REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY.....  3
            3.1   Organization and Qualification................................  4
            3.2   Capitalization................................................  4
            3.3   Ownership of Shares...........................................  4
            3.4   Title to Interstar Receivables................................  4
            3.5   Authorization.................................................  4
            3.6   No Conflict or Violation......................................  5
            3.7   Consents and Approvals........................................  5
            3.8   Financial Statements..........................................  5

            3.9   Books and Records.............................................  5
           3.10   Litigation....................................................  6
           3.11   Compliance with Law...........................................  6
           3.12   Permits.......................................................  6
           3.13   Liabilities...................................................  6
           3.14   Labor Matters.................................................  6
           3.15   Benefit Arrangements..........................................  7
           3.16   Brokers and Finders...........................................  7
           3.17   No Other Agreements to Sell the Company.......................  7
           3.18   Indebtedness of Sellers and Affiliates........................  7
           3.19   Distributions.................................................  7
           3.20   Material Misstatements or Omissions...........................  7
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BUYER.......................  8
            4.1   Organization of Buyer.........................................  8
            4.2   Authorization.................................................  8
            4.3   Brokerage/Finders Fees........................................  8
            4.4   No Conflict or Violation......................................  8
ARTICLE V         COVENANT NOT TO COMPETE....................................... 11
            5.1   Covenant...................................................... 11
            5.2   Injunctive Relief............................................. 11

ARTICLE VI        INDEMNIFICATION............................................... 12
            6.1   Survival of Representations, Etc.............................. 12
            6.2   Indemnification............................................... 12
ARTICLE VII       MISCELLANEOUS................................................. 13
            7.1   Termination................................................... 13
            7.2   Assignment.................................................... 13
            7.3   Notices....................................................... 13
            7.4   Choice of Law................................................. 15
            7.5   Entire Agreement; Amendments and Waivers...................... 15
            7.6   Counterparts.................................................. 16
            7.7   Invalidity.................................................... 16
            7.8   Headings...................................................... 16
            7.9   Further Assurances............................................ 16
           7.10   Expenses...................................................... 16
           7.11   Attorneys Fees................................................ 16
           7.12   Publicity..................................................... 16
           7.13   Confidential Information...................................... 16
           7.14   Trading Stock of Buyer........................................ 17
           7.15   Miscellaneous................................................. 17

ARTICLE VIII      DEFINITIONS................................................... 17


            8.1   Affiliate..................................................... 17
            8.2   Affiliate Partnerships; Affiliate Partnership................. 18
            8.3   Benefit Arrangements.......................................... 18
            8.4   Benefitted Parties............................................ 18
            8.5   Bonutto....................................................... 18
            8.6   Business...................................................... 18
            8.7   Buyer......................................................... 18
            8.8   Closing....................................................... 18
            8.9   Closing Date.................................................. 18
           8.10   Company....................................................... 18
           8.11   Damages....................................................... 18
           8.12   Down Payment.................................................. 18
           8.13   Effective Date................................................ 18
           8.14   Excluded Partnership.......................................... 18
           8.15   First Installment............................................. 18
           8.16   Hofer......................................................... 18
           8.17   Interstar..................................................... 18
           8.18   Interstar Receivables......................................... 18
           8.19   Projected Gross Revenues...................................... 18
           8.20   Property Partnerships; Property Partnership................... 19
           8.21   Purchase Price................................................ 19
           8.22   Purchase Price Discount....................................... 19


           8.23   Representative................................................ 19
           8.24   Second Installment............................................ 19
           8.25   Sellers; Seller............................................... 19
           8.26   Stock......................................................... 19

SIGNATURE PAGES................................................................. 18-19

EXHIBIT "A"    SCHEDULE OF PROJECTED GROSS REVENUES FOR PROPERTY PARTNERSHIPS
EXHIBIT "B"    DISCLOSURE SCHEDULE
EXHIBIT "C"    FINANCIAL STATEMENTS
EXHIBIT "D"    1994 BUDGET
EXHIBIT "E"    BENEFIT ARRANGEMENTS
EXHIBIT "F"    INTERSTAR RECEIVABLES

                            STOCK PURCHASE AGREEMENT
                            ------------------------

__________THIS STOCK PURCHASE AGREEMENT is made and entered into as of January 28, 1994, by and among JOHN A. BONUTTO ("Bonutto") and HAROLD C. HOFER ("Hofer")
                                         -------                         -----
(collectively, the "Benefitted Parties"), JOHN A. BONUTTO and TERESA L. BONUTTO,
                    ------------------
as Trustees of the J&T Bonutto Revocable Trust u/d/t dated October 12, 1990, and HAROLD C. HOFER and LISA ANNE HOFER, as Trustees of the H&L Hofer Revocable Trust u/d/t dated March 1, 1990 (individually, "Seller" and collectively,
                                                ------
"Sellers"), KOLL PARTNERSHIPS I, INC., a Delaware corporation ("Buyer"),
- --------                                                        -----
INTERSTAR MANAGEMENT, INC., a California corporation ("Interstar"), and BONUTTO-
                                                       ---------
HOFER INVESTMENTS, a California corporation (the "Company").  A glossary of
                                                  -------
defined terms used herein is set forth in Article VIII.

                                R E C I T A L S:
                                ----------------

          A. Sellers each own sixteen thousand two hundred fifty (16,250) shares of common stock, no par value, of the Company (collectively, the "Stock"), constituting all of the issued and outstanding capital stock of the
 -----
Company. The Company currently engages in the business of (i) holding a general partnership interest in BHI-Dover Ltd. Fund V, a California limited partnership, BHI-Dover VII, a California limited partnership, BHI-Dover VIII, a California limited partnership, BHI-Dover XI, a California limited partnership, and BHI Dover XVI, a California limited partnership (collectively, the "Property
                                                                --------
Partnerships"); and (ii) rendering such other services as are necessary or
- ------------
appropriate to carry out its duties and obligations as a general partner of each of the Property Partnerships (collectively, the "Business").
                                                 --------

          B. Interstar holds receivables from the Property Partnerships and the Affiliated Partnerships set forth on Exhibit "F" attached hereto (the
                                         ----------
"Interstar Receivables").
 ---------------------

          C. Buyer desires to purchase from Sellers, and Sellers desire to transfer to Buyer, all of the Stock, and Buyer desires to purchase from Interstar, and Interstar desires to transfer to Buyer, all of the Interstar Receivables, upon the terms and subject to the conditions set forth in this Agreement.

                              A G R E E M E N T:
                              ------------------

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

PURCHASE AND SALE OF STOCK AND INTERSTAR RECEIVABLES
- ----------------------------------------------------

         1.1 Transfer of Stock. Upon the terms and subject to the conditions
             -----------------
contained herein, Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire on the Closing Date, the Stock free and clear of all liens and encumbrances.

         1.2  Transfer of Interstar Receivables. Upon the terms and subject to
              ---------------------------------
the conditions contained herein, Interstar shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire on the Closing Date, the Interstar Receivables free and clear of all liens and encumbrances without recourse.

          1.3  Consideration.

               (a) Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Stock and the Interstar
     Receivables, Buyer shall pay to Sellers and Interstar        *
     Dollars ($     *     ), as adjusted pursuant to Section 1.3(b) (the

     "Purchase Price").  The Purchase Price shall be paid        *
      --------------
     Dollars ($ * ) (the "Down Payment") on the Closing Date, with the balance
                          ------------
     payable as set forth in Section 1.3(b).

                                                        * Confidential Treatment
                                                          Requested

               (b) The remaining portion of the Purchase Price, if any, shall be paid in two (2) annual installments. The first installment (the "First
                                                                      -----
     Installment") shall equal the amount, if any, by which           *
     -----------
     Dollars ($     *     ) exceeds the Purchase Price Discount (computed as of
     the due date of the First Installment).  The second installment (the

     "Second Installment") shall equal the amount, if any, by which
     -------------------
     *                        Dollars ($     *     ) exceeds the Purchase Price
     Discount (computed as of the due date of the Second Installment).  The

     "Purchase Price Discount" (i) as of the due date of the First Installment
     ------------------------
     shall equal the product of                         *
     Dollars ($     *     ) multiplied by a fraction the numerator of which is
     the amount by which (A) the Projected Gross Revenues for any Excluded Partnership for the year ending January 31, 1995 exceeds (B) the actual gross revenues earned by such Excluded Partnership(s) for the year ending January 31, 1995 and the denominator of which is the Project Gross Revenues for all of the Project Partnerships for the year ending January 31, 1995, and (ii) as of the due date of the Second Installment shall equal the
     product of                         *                        Dollars ($
     * ) multiplied by a fraction the numerator of which is the amount by which (A) the Projected Gross Revenues for any Excluded Partnership for the year ending January 31, 1996 exceeds (B) the actual gross revenues earned by such Excluded Partnership(s) for the year ending January 31, 1996, and the denominator of which is the Projected Gross Revenues for all the Property Partnerships for the year ending January 31, 1996. The "Projected
                                                                       ---------
     Gross Revenues" for each Property Partnership means the amount set forth
     --------------
     opposite the name of each such Property Partnership on Exhibit "A" attached
                                                            -----------
     hereto.  The term "Excluded Partnership" means any Property Partnership in
                        --------------------
     which the Company is removed as the general partner thereof, whether or not reinstated, provided that an Excluded Partnership for purposes of computing the First Installent shall only be an Excluded Partnership for purposes of computing the Second Installment if the Company is not acting as the General Partner thereof during some portion of the year ending January 31, 1996. The First Installment shall be computed and paid on February 1, 1995, and the Second Installment shall be computed and paid on February 1, 1996. The First Installment and the Second Installment shall be paid on their due dates by certified check or wire transfer of readily available funds.


               (c) The consideration in Section 1.3(a) shall be allocated ten percent (10%) to Interstar. All remaining consideration under Section 1.3(a) and 1.3(b) shall be allocated to the Sellers.

                                                                  * Confidential
                                                                    Requested

                                  ARTICLE II

CLOSING
- -------
          2.1  Closing. The closing of the transactions contemplated herein
               -------
(the "Closing") shall be held at 4:00 p.m. local time on January 28, 1994, or such other date as may be mutually agreed upon in writing by Sellers and Buyer (the "Closing Date"), at the offices of Buyer, 4343 Von Karman Avenue, Newport
      ------------
Beach, California 92660.

          2.2  Documents to be Delivered. To effect the transfer of the Stock
               -------------------------
and the Interstar Receivables referred to in Sections 1.1 and 1.2 and the delivery of the consideration described in Section 1.3 hereof, Sellers, Interstar and Buyer shall, on the Closing Date, deliver the following:

               (a) Sellers shall deliver to Buyer certificate(s) evidencing the Stock, free and clear of any liens and encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

               (b) Interstar shall deliver to Buyer an assignment of the Interstar Receivables duly executed by Interstar.

               (c) Buyer and Sellers shall each deliver all documents required to be delivered by them, respectively, pursuant to Articles VI and VII, respectively.

               (d) Buyer shall deliver the Down Payment to Sellers by certified check or wire transfer of readily available funds.

               (e) Buyer shall deliver the sum of Twelve Thousand Five Hundred Dollars ($12,500) to each of Bonutto and Hofer in accordance with the terms of Section 5.1 hereof by certified check or wire transfer of readily available funds.

               (f) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers.

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES
  OF SELLERS AND THE COMPANY
- ------------------------------

          Sellers, Bonutto, Hofer, Interstar and the Company hereby, jointly and severally, represent and warrant to Buyer, except as set forth on the Disclosure Schedule attached hereto as Exhibit "B", the following:
                            -----------
          3.1  Organization and Qualification. The Company and Interstar are
               ------------------------------
each corporations duly organized, validly existing and in good standing under the laws of the State of California and each has the requisite power and authority to conduct its business as it is now being conducted. Copies of the Articles of Incorporation and the Bylaws of the Company delivered to Buyer are accurate and complete as of the date hereof.

          3.2  Capitalization. The Company has authorized one million
               --------------
(1,000,000) shares of common stock, no par value, thirty two thousand five hundred (32,500) shares of which are validly issued and outstanding, fully paid and nonassessable. No shares of common stock are held in the treasury of the Company. All of the shares of common stock of the Company are owned by Sellers. There are no other shares of capital stock or other equity securities of the Company outstanding, and no other outstanding options, warrants, rights to subscribe (including any preemptive rights), calls or commitments of any character whatsoever to which the Company is a party or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities.

          3.3 Ownership of Shares. Sellers (a) are the record and beneficial
              -------------------
owners of all of the outstanding capital stock of the Company, (b) have good and marketable title to all of the Stock and (c) have the absolute right, power and authority to sell, transfer and deliver the Stock, in each case free and clear of all encumbrances. Except for the Stock, Sellers do not own any, and there are no, additional shares of capital stock of the Company issued and outstanding. There are no options, warrants, rights, calls, commitments or other agreements of any character whatsoever relating to the Stock owned by either Seller.

          3.4  Title to Interstar Receivables. Interstar has good and
               ------------------------------
marketable title to the Interstar Receivables and has possession thereof and there is no lien or encumbrance against any such Interstar Receivable.

          3.5  Authorization. The Company, Interstar, each Seller, Bonutto
               -------------
and Hofer have the requisite power and authority to enter into this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and Interstar and the consummation by the Company and Interstar of the transactions contemplated hereby have been duly approved by the Board of Directors and the shareholders of each of the Company and Interstar. No other corporate proceedings on the part of the Company or Interstar are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, Interstar, each Seller, Bonutto and Hofer and constitutes a legal, valid and binding obligation of the Company, Interstar, each Seller, Bonutto and Hofer, enforceable against the Company, Interstar, each Seller, Bonutto and Hofer in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and, (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

          3.6  No Conflict or Violation. Neither the execution and delivery
               ------------------------
of this Agreement by the Company, Interstar, each Seller, Bonutto and Hofer, nor the consummation of the transactions contemplated hereby, nor compliance by the Company, Interstar, the

Sellers, Bonutto and Hofer with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of the Company or Interstar under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of the Company or Interstar or (ii) any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, partnership agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company, Interstar, either Seller, Bonutto or Hofer is a party or to which the Company, Interstar, either Seller, Bonutto, Hofer or any of the properties or assets of the Company or Interstar may be subject, (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company, Interstar, either Seller, Bonutto, Hofer or any of the properties or assets of the Company or Interstar.

          3.7 Consents and Approvals. No notice to, declaration, filing or
              ----------------------
registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is necessary in connection with the execution and delivery of this Agreement by the Sellers, Bonutto, Hofer, Interstar and the Company and the consummation by the Sellers, Bonutto, Hofer, Interstar and the Company of the transactions contemplated by this Agreement.

          3.8  Financial Statements. The proforma balance sheet for the
               --------------------
Company as of December 31, 1993 (the "Financial Statements") attached hereto as
                                      --------------------
Exhibit "C" fairly and accurately present in all material respects the assets,
- ----------
liabilities and financial position of the Company as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the periods then ended. There have been no payments to third parties since the date of the Financial Statements except in the ordinary course of business and consistent with the Company's past practice. In addition, there has been no material adverse change in the financial condition, working capital, shareholders' equity, assets, liabilities, revenues, income or condition of the Company from and after the period covered by the Financial Statements.

          3.9  Books and Records. The books and records to which access was
               -----------------
given Buyer prior to the date hereof are the actual books and records of the Company and accurately and fairly reflect in all material respects the activities, transactions, revenues and expenses of the Company, and the budget for the calendar year ending December 31, 1994, attached hereto as Exhibit "D" was prepared in good faith and with
                             ----------
reasonable diligence.


          3.10   Litigation. To the best knowledge of Bonutto and Hofer,
                 ----------
there are no actions, suits, investigations or proceedings by, against, involving or relating to the Company, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in which any material claim has been made or asserted against the Company. There is outstanding no garnishment, attachment or writ of execution issued with reference to the Company or any of the assets of the Company. The Company is not a party or subject to any judgment, decree or order enjoining it in respect of any business practice or the conduct of business in any area.

          3.11   Compliance with Law. The Company has not violated or failed
                 -------------------
to comply in any material respect with any statute, law, ordinance, regulation, rule, decree or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its Business or operations. The conduct of the Company's Business is in material conformity with all building code, health and environmental requirements. The conduct of the Company's Business is in material conformity with all energy, public utility, zoning and OSHA requirements and all other foreign, federal, state and local governmental and regulatory requirements except where the aggregate of all such non-conformities would not have a material adverse effect on the Company. The Company has not received any notice to the effect that it is not in compliance with, and the Company has no reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order.

          3.12   Permits. The Company has all permits from governmental
                 -------
agencies required to conduct its present Business as now being conducted, except such permits the failure of which to obtain would not have a material adverse effect on the Company.

          3.13   Liabilities. The Company has no liabilities, obligations or
                 -----------
commitments of any nature (whether accrued, absolute, contingent or otherwise and whether matured or unmatured), due or to become due, except (a) liabilities reflected or provided for in the Financial Statements and (b) liabilities incurred since the date of the Financial Statements in the ordinary course of business and consistent with the Company's past practice.

          3.14   Labor Matters. The Company has not entered into any written
                 -------------
employment agreement with any employees. Except as provided by law, the employment of all persons presently employed or retained by the Company is terminable at will. The Company is not a party to any collective bargaining agreement, nor is the Company subject to any organizing efforts of any labor union, organization, local or subdivision. There are no labor grievances, or investigations, claims or suits concerning employment pending or threatened against the Company. The Company has not entered into any agreement, oral or written, with any present or former employee of the Company that will result in a commitment or obligation (absolute or contingent) of the Company and/or Buyer to make any payment to any present or former employee of the Company following his or her termination of employment. The Company does not maintain, participate in or contribute to, has never maintained, participated in or contributed to, and has not announced plans or legally binding commitments to maintain, participate in or contribute to, any qualified or non-qualified pension or profit-sharing plan and/or other form of deferred compensation and/or post-retirement insurance, compensation or benefits which covers or has covered any employees or former employees of the Company exclusive of Benefit Arrangements (as defined below).

          3.15   Benefit Arrangements. Each written plan, arrangement,
                 --------------------
program, agreement or commitment providing for insurance coverage (including any self-insured arrangement), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, and life, health, disability or accident benefits which covers or has covered any employees of the Company (collectively, "Benefit Arrangements"), has been maintained in
                        --------------------
compliance with its terms and with the requirements described by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement. Set forth on Exhibit "E" is a complete and accurate description of
                          ----------
each Benefit Arrangement of the Company. True, complete and correct copies of each Benefit Arrangement including written interpretations thereof and written descriptions thereof which have been distributed to the Company's employees or former employees and a complete description of any such Benefit Arrangement which is not in writing, have been delivered by the Company to Buyer.

          3.16   Brokers and Finders. Neither of the Sellers, Bonutto, Hofer,
                 -------------------
Interstar, the Company nor any of the Company's or Interstar's officers, directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

          3.17   No Other Agreements to Sell the Company. Neither the Company
                 ---------------------------------------
nor either Seller has any commitment or legal obligation, absolute or contingent, to any person or firm other than Buyer to (a) sell, assign or transfer any material portion of the assets of the Company, any assets of the Company not in the ordinary course of business or a majority of the capital stock of the Company, (b) effect any merger, consolidation or other reorganization of the Company or (c) enter into an agreement to do any of the foregoing.

          3.18   Indebtedness of Sellers and Affiliates. Bonutto, Hofer and
                 --------------------------------------
Sellers have not obtained any loans or incurred any indebtedness for which any property, assets or securities of the Company is pledged as collateral and there are no encumbrances on any of the properties, assets or securities of the Company imposed in connection with any indebtedness or other obligations of either Seller, Bonutto or Hofer.

          3.19   Distributions. There have been no distributions from the
                 -------------
Company to Sellers since the date of the Financial Statements and no compensation paid to Sellers, Bonutto or Hofer since the date of the Financial Statements, except a payment of Seventy-Five Thousand Dollars ($75,000)to Bonutto.

          3.20   Material Misstatements or Omissions. No representation or
                 -----------------------------------
warranty by the Company, Interstar, either Seller, Bonutto or Hofer in this Agreement, or in any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished or made available to the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER
- ---------------------------------------
          Buyer hereby represents and warrants to Sellers as follows:

          4.1  Organization of Buyer. Buyer is duly organized, validly
               ---------------------
existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is now being conducted.

          4.2  Authorization. Buyer has the requisite power and authority to
               -------------
enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly approved by the Board of Directors of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws, or by equitable principles, relating to or limiting the rights of creditors generally and (b) limitations imposed by law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

          4.3  Brokerage/Finders Fees. Neither Buyer nor any of its officers,
               ----------------------
directors, employees or agents have employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

          4.4  No Conflict or Violation. Neither the execution and delivery
               ------------------------
of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party which breach or default would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Buyer or its ability to consummate the transactions contemplated hereby.

                                   ARTICLE V

COVENANT NOT TO COMPETE
- -----------------------

          5.1  Covenant. As additional consideration for Bonutto's and
Hofer's covenant not to compete set forth in this Article V, Bonutto and Hofer
shall each be paid     *    Dollars ($ *  ) on the Closing Date in accordance
with Section 2.2(e) hereof. For such consideration, and as an inducement for Buyer to enter into this Agreement, Bonutto and Hofer individually shall not, for a period equal to the longer of three (3) years after the date upon which Bonutto or Hofer, as the case may be, is no longer employed by Buyer or the Company, or five (5) years following the Effective Date, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, other than as an officer and employee of Buyer and/or the Company, (i) engage in any asset, property or facilities management services on behalf of any Property Partnership or Affiliate Partnership or (ii) solicit or request any limited partner in any of the Property Partnerships or the Affiliate Partnerships to vote to cause Buyer and/or the Company to be removed as a general partner of any such Property Partnership or Affiliate Partnership. If the covenants in this Article V shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable, and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

          5.2  Injunctive Relief. Bonutto and Hofer each acknowledge that a
               -----------------
breach of the covenant contained in this Article V will cause irreparable damage to Buyer and the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Bonutto and Hofer each agree that if such individual breaches the covenant contained in this Article V in addition to any other remedy which may be available at law or in equity, Buyer or the Company shall be entitled to specific performance and injunctive relief, without posting a bond or other security.

                                                        * Confidential Treatment
                                                          Requested

                                  ARTICLE VI

INDEMNIFICATION
- ---------------

          6.1  Survival of Representations, Etc. All statements contained in
               --------------------------------
the Disclosure Schedule shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of each of the Company, Interstar, Sellers, Bonutto, Hofer and Buyer contained herein shall survive the Closing Date regardless of any investigation made by any of the parties hereto for a period of three (3) years, after which time they shall be of no further force or effect.

          6.2  Indemnification.
               ---------------

               (a) By Sellers. Sellers, Bonutto and Hofer hereby agree to jointly and severally indemnify, protect, defend and hold harmless Buyer and its Representatives from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with, arising
                               -------
     out of, resulting from or to any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Company, Interstar, Sellers, Bonutto or Hofer in or pursuant to this Agreement.

               (b)  By Buyer. Buyer shall indemnify, defend and hold harmless
                    --------
     Sellers and their Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement.

               (c)  Indemnification Limitations. The liability of Bonutto and
                    ---------------------------
     John A. Bonutto and Teresa L. Bonutto, as Trustees of the J&T Bonutto Revocable Trust u/d/t dated October 12, 1990, incurred in connection with their indemnification obligations set forth in this Section 6.2 shall not in any event exceed an amount equal to the aggregate amounts received by them under this Agreement. The liability of Hofer and Harold C. Hofer and Lisa Anne Hofer, as Trustees of the H&L Hofer Revocable Trust u/d/t dated March 1, 1990, incurred in connection with their indemnification obligations set forth in this Section
     6.2 shall not in any event exceed an amount equal to the aggregate amounts received by them under this Agreement.


               (d)  Damages. The term "Damages" as used in this Section 6.2 is
                    -------            -------
     not limited to matters asserted by third parties against the indemnified party but includes Damages incurred or sustained by the indemnified party in the absence of third party claims. Payment by the indemnified party of amounts for which the indemnified party is entitled to be indemnified hereunder shall not be a condition precedent to the right of the indemnified party to enforce its indemnity rights hereunder.


                                  ARTICLE VII

MISCELLANEOUS
- -------------

          7.1  Assignment. Buyer may assign any of its rights or obligations
               ----------
under this Agreement to any of its Affiliates, without the prior consent of any party hereto. Except as set forth above in this Section 7.1, neither this Agreement, nor any of the rights or obligations hereunder, may be assigned by either Seller without the prior written consent of Buyer, nor by Buyer without the prior written consent of Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

          7.2  Notices. Unless otherwise provided herein, any notice,
               -------
request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows :

        If to Bonutto:                             John A. Bonutto
                                             200 East Sandpointe Avenue
                                             Suite 750

                                             Santa Ana, California  92707
                                             Telephone No.:(714) 432-0700
                                             Facsimile No.:(714) 432-7415

        If to Hofer:                               Harold C. Hofer
                                             200 East Sandpointe Avenue
                                             Suite 750
                                             Santa Ana, California  92707
                                             Telephone No.:(714) 432-0700
                                             Facsimile No.:(714) 432-7415

        If to Sellers:                             John A. Bonutto and
                                             Teresa L. Bonutto, as Trustees of
                                             the J&T Bonutto Revocable Trust
                                             200 East Sandpointe Avenue
                                             Suite 750
                                             Santa Ana, California  92707
                                             Telephone No.:(714) 432-0700
                                             Facsimile No.:(714) 432-7415

                                                   Harold C. Hofer and
                                             Lisa Anne Hofer, as Trustees of the
                                             H&L Hofer Revocable Trust
                                             200 East Sandpointe Avenue
                                             Suite 750
                                             Santa Ana, California  92707
                                             Telephone No.:(714) 432-0700
                                             Facsimile No.:(714) 432-7415

        With a copy to:                            Rutan & Tucker
                                             611 Anton Boulevard
                                             Suite 1400
                                             Costa Mesa, California  92626-9990
                                             Attn:  Richard P. Sims, Esq.
                                             Telephone No.:(714) 641-5100
                                             Facsimile No.:(714) 546-9035

        If to Buyer:                              Koll Management Services, Inc.
                                             4343 Von Karman Avenue
                                             Newport Beach, California  92660
                                             Attn:  President
                                             Telephone No.:(714) 833-3030
                                             Facsimile No.:(714) 833-8635

        With a copy to:                           Allen, Matkins, Leck, Gamble &
                                             Mallory
                                             18400 Von Karman Avenue
                                             4th Floor
                                             Irvine, California  92715
                                             Attn:  Thomas C. Foster, Esq.
                                             Telephone No.:(714) 553-1313
                                             Facsimile No.:(714) 553-8354

        If to Company:                            Bonutto-Hofer Investment
                                             200 East Sandpointe Avenue
                                             Suite 750
                                             Santa Ana, California  92707
                                             Telephone No.:(714) 432-0700
                                             Facsimile No.:(714) 432-7415

        If to Interstar:                          Interstar Management, Inc.
                                             200 East Sandpointe Avenue
                                             Suite 750
                                             Santa Ana, California  92707
                                             Telephone No.:  (714) 432-0700
                                             Facsimile No.:  (714) 432-7415

Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier;
(c) if mailed, forty-eight (48) hours after the date of posting by the United States Post Office as shown by the sender's registry or certification receipt, as the case may be; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section 7.2. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 7.2. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

          7.3  Choice of Law. This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with the laws of the State of California.

          7.4  Entire Agreement; Amendments and Waivers. This Agreement,
               ----------------------------------------
together with all Exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          7.5  Counterparts. This Agreement may be executed in one (1) or
               ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

          7.6  Invalidity. In the event that any one (1) or more of the
               ----------
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          7.7  Headings. The headings of the Articles and Sections herein are
               --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          7.8  Further Assurances. On and after the Closing Date, Sellers, the
               ------------------
Company, Interstar and Buyer shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the Business of the Company and in possession of the Interstar Receivables.

          7.9  Expenses. Sellers, Bonutto, Hofer, the Company, Interstar and
               --------
Buyer will each be liable for their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

          7.10 Attorneys Fees. The parties agree that if it be determined by
               --------------
any court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorney fees, court costs and other reasonable expenses incurred in the enforcement of the rights and obligations set forth in this Agreement or any claim for damages based on any breach of this Agreement.

          7.11 Publicity. Neither the Company, Interstar, Sellers, Bonutto,
               ---------
Hofer nor Buyer shall issue any press release or make any public statement regarding the transactions contemplated hereby (including, but not limited to, any press release or public statement announcing the execution of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby), without the prior approval of the other parties hereto save and except for any disclosures, notices or public filings which Buyer is required to make pursuant to the statutes and regulations of the Securities and Exchange Commission of the United States and/or the equivalent entities at the state level, the content of which shall be the sole responsibility and at the sole discretion of Buyer. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing Date announcing the consummation of the transactions contemplated hereby.

          7.12 Confidential Information. The parties acknowledge that the
               ------------------------
transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, affiliates and Representatives, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 7.11. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisors, consultants, affiliates and Representatives in connection with the transactions contemplated hereby. Employees of the Company shall be notified of the fact of the subject transaction in a joint communication from Sellers and Buyer mutually approved by Sellers and Buyer. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

          7.13  Trading Stock of Buyer. Sellers, Bonutto, Hofer, Interstar,
                ----------------------
and the Company shall not purchase or sell any shares of the common stock of Buyer until there has been a public disclosure of Buyer's acquisition of the Stock.

          7.14  Miscellaneous. Each of the Exhibits attached hereto is
                -------------
incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. Time is of the essence of this Agreement. There are no third party beneficiaries to this Agreement. Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength;
(ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, any amendments hereto, or any Exhibits attached hereto.

                                  ARTICLE VIII

DEFINITIONS

          8.1  The term "Affiliate" means any person or entity which, directly
               ---------
or indirectly, through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term "control" as used herein (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities of such person or entity.

          8.2  The term "Affiliate Partnerships" means BHI-Dover VI, a
                         ----------------------
California limited partnership, BHI Dover IX, a California limited partnerships, BHI-Dover X, a California limited partnership, BHI-Dover XII, a California limited partnership, BHI-Dover XVII, a California limited partnership, BHI-Dover XIV, a California limited partnership, and BHI-Dover XV, a California limited partnership, collectively; the term "Affiliate Partnership" means any one (1) of
                                     ---------------------
the Affiliate Partnerships.

          8.3  The term "Benefit Arrangements" is defined in Section 3.15.
                         --------------------

          8.4   The term "Benefitted Parties" means Bonutto and Hofer,
                          ------------------
collectively.


          8.5  The term "Bonutto" means John A. Bonutto.
                         -------

          8.6  The term "Business" is defined in Recital A.
                         --------

          8.7  The term "Buyer" means Koll Partnerships I, Inc., a Delaware
                         -----
corporation.


          8.8  The term "Closing" is defined in Section 2.1.
                         -------

          8.9  The term "Closing Date" is defined in Section 2.1.
                         ------------

          8.10 The term "Company" means Bonutto-Hofer Investments, a California
                         -------
corporation.

          8.11 The term "Damages" is defined in Section 6.2.
                         -------

          8.12 The term "Down Payment" is defined in Section 1.3(a).
                         ------------

          8.13 The term "Effective Date" means January 28, 1994.
                         --------------

          8.14 The term "Excluded Partnership" is defined in Section 1.3(b).
                         --------------------

          8.15 The term "First Installment" is defined in Section 1.3(b).
                         -----------------

          8.16 The term "Hofer" means Harold C. Hofer.
                         -----

          8.17 The term "Interstar" means Interstar Management, Inc., a
                         ---------
California corporation.

          8.18 The term "Interstar Receivables" is defined in Recital B.
                         ---------------------

          8.19 The term "Projected Gross Revenues" is defined in Section 2.1(b).
                         ------------------------

          8.20 The term "Property Partnerships" is defined in Recital A; the
                         ---------------------
term "Property Partnership" means any one (1) of the Property Partnerships.
      ---------------------

          8.21 The term "Purchase Price" is defined in Section 1.3(a).
                         --------------

          8.22 The term "Purchase Price Discount" is defined in Section 1.3(b).
                         -----------------------

          8.23 The term "Representative" means any officer, director, principal,
                         --------------
attorney,accountant, agent, employee or other representative.

          8.24 The term "Second Installment" is defined in Section 1.3(b).
                         ------------------

          8.25 The term "Sellers" manes John A. Bonutto and Teresa L. Bonutto,
                         -------
as Trustees of the J&T Bonutto Revocable Trust u/d/t dated October 12, 1990, and Harold C. Hofer and Lisa Anne Hofer, as Trustees of the H&L Hofer Revocable Trust u/d/t dated March 1, 1990, collectively; the term "Seller"
                                                                   ------
means either one (1) of the Sellers.

          8.26 The term "Stock" is defined in Recital A.
                         -----

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


     "Benefitted Parties"
                                            JOHN A. BONUTTO



                                            HAROLD C. HOFER


     "Sellers"
                                            JOHN A. BONUTTO, as Co-Trustee of
                                            the J&T Bonutto Revocable Trust
                                            u/d/t dated October 12, 1990



                                            TERESA L. BONUTTO, as Co-Trustee
                                            of the J&T Bonutto Revocable Trust
                                            u/d/t dated October 12, 1990

                                            HAROLD C. HOFER, as Co-Trustee of
                                            the H&L Hofer Revocable Trust
                                            u/d/t dated March 1, 1990



                                            LISA ANNE HOFER, as Co-Trustee of
                                            the H&L Hofer Revocable Trust
                                            u/d/t dated March 1, 1990



     "Buyer"                                     KOLL PARTNERSHIPS I, INC., a
                                            Delaware corporation



                                            By:
                                               Name:
                                               Title:



     "Company"                                   BONUTTO-HOFER INVESTMENTS,
                                            a California corporation

                                            By:
                                               Name:
                                               Title:



     "Interstar"                                 INTERSTAR MANAGEMENT, INC.,
                                            a California corporation



                                            By:
                                               Name:
                                               Title: